Exhibit: 3.12

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF CLEARTRONIC, INC.

Pursuant to Sections 607.1002 and 607.0602 of the Florida Business Corporation Act of the State of Florida, the undersigned President and Chief Executive Officer of Cleartronic, Inc. (the “Corporation”), a corporation organization and existing under and by virtue of the laws of the State of Florida and bearing Document Number P99000101137, does hereby certify:

FIRST:  Whereas, by virtue of the authority contained in the Articles of Incorporation of the Corporation, the Corporation has authority to issue 200,000,000 shares of preferred stock, par value $.00001 per share, the designation and amount thereof and series, together with the powers, preferences, rights, qualifications, limitations or restrictions thereof, to be determined by the Board of Directors pursuant to the applicable laws of the State of Florida.

SECOND:  The Board of Directors has hereby established a Series C and Series D Convertible Preferred Stock, par value $.00001 per share, authorized to be issued by the Corporation as above stated, with the designations and amounts thereof, together with the voting powers, preferences, and relative, participating, optional, and other special rights of the shares of each such series, and the qualifications, limitations, or restrictions thereof, to be as follows.

THIRD:  ARTICLE SECOND of the Corporation’s Articles of Incorporation shall be amended in its entirety to include the designation of Series C and Series D Convertible Preferred Stock as follows:

“The aggregate number of shares which the Corporation shall have authority to issue is 5,200,000,000 shares of capital, 5,000,000,000 shares of which shall be common stock, par value $.00001 per share (“Common Stock”), and 200,000,000 shares of which shall be preferred stock, par value $.00001 per share (“Preferred Stock”). Before the issuance of any Preferred Stock, the Board of Directors shall determine, in whole or in part, the preferences, limitations, and relative rights of the Preferred Stock or one or more series within the Preferred Stock.

 SERIES C CONVERTIBLE PREFERRED STOCK

The Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a class of said Preferred Stock to be designated as follows:

1.

Designation: Number of Shares.  The designation of said series of Preferred Stock shall be Series C Convertible Preferred Stock, par value $.00001 per share (the “Series C Preferred”). The number of designated shares of Series C Preferred stock shall be 50,000,000.

2.

Dividends:  The holders of Series C preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

3.

Conversion into Common Stock.  Shares of Series C Preferred shall have the following conversion rights and obligations:

(a)

Conversion at Holders’ Option.  Each one (1) share of Series C Preferred shall be convertible into five (5) of shares of the Corporation’s Common Stock, par value $.00001 per share (the “Conversion Rate”).

(b)

Mechanics of Conversion.  If the Series C Preferred Holder exercises its conversion option, the Series C Preferred Holder shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Series C Preferred Holder, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid.   Such conversion shall be deemed to have been made on the date that the surrendered certificates are delivered in accordance with this Section 2(b) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)

No Impairment. This Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights, as set forth herein, of the holders of the Series C Preferred against impairment.

(d)

No Fractional Shares.  No fractional shares shall be issued upon the conversion of any share or shares of the Series C Preferred and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred the Series C Preferred Holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e)

Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property, or other right, the Corporation shall mail to each Series C Preferred Holder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution, or right.

(f) Common Stock Issuable Upon Conversion. The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series C Preferred Stock wherein such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series C Preferred Stock submitting such conversion notice.

(g)

Notices. Any notice required by the provisions of this Section 2 to be given to the holders of shares of Series C Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation.

(h)

The Corporation shall pay the amount of any and all issue taxes (but not income taxes) that may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series C Preferred, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series C Preferred or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

4.

Anti-Dilutive Rights.  Shares of Series C Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established prior to the reverse split. The conversion rate of shares of Series C Preferred Stock, however would increase proportionately in the case of forward splits, and may not be diluted by e reverse split following a forward split.

5.

Liquidation Rights.    Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription subscriptions by a single subscriber for Series C Preferred Stock in excess of $100,000.00, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series C Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of Series C Preferred Stock as set forth herein, the remaining assets of the corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation’s Common Stock.

6.

Voting Rights.  Each share of Series C Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Corporation.

7.

Price.  The initial price of each share of Series C Preferred Stock shall be $2.50. The price of each share of Series C Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

8.

Lock-up Restrictions on Conversion.  Shares of Series C Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

9.

Status of Converted or Redeemed.  In case any shares of Series C Preferred shall be converted, redeemed, or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series C Preferred.”

SERIES D CONVERTIBLE PREFERRED STOCK

The Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a class of said Preferred Stock to be designated as follows:

1.

Designation: Number of Shares.  The designation of said series of Preferred Stock shall be Series D Convertible Preferred Stock, par value $.00001 per share (the “Series D Preferred”). The number of designated shares of Series D Preferred stock shall be 10,000,000.

2.

Dividends:  The holders of Series D preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

3.

Conversion into Common Stock.  Shares of Series D Preferred shall have the following conversion rights and obligations:

(a)

Conversion at Holders’ Option.  Each one (1) share of Series D Preferred shall be convertible into five (5) shares of the Corporation’s Common Stock, par value $.00001 per share (the “Conversion Rate”).

(b)

Mechanics of Conversion.  If the Series D Preferred Holder exercises its conversion option, the Series D Preferred Holder shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Series D Preferred Holder, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid.   Such conversion shall be deemed to have been made on the date that the surrendered certificates are delivered in accordance with this Section 2(b) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)

No Impairment. This Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights, as set forth herein, of the holders of the Series D Preferred against impairment.

(d)

No Fractional Shares.  No fractional shares shall be issued upon the conversion of any share or shares of the Series D Preferred and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred the Series D Preferred Holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e)

Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property, or other right, the Corporation shall mail to each Series D Preferred Holder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution, or right.

(f)

Common Stock Issuable Upon Conversion. The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series D Preferred Stock wherein such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series D Preferred Stock submitting such conversion notice.

(g)

Notices. Any notice required by the provisions of this Section 2 to be given to the holders of shares of Series D Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation.

(h)

The Corporation shall pay the amount of any and all issue taxes (but not income taxes) that may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series D Preferred, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series D Preferred or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

4.

Anti-Dilutive Rights.  Shares of Series D Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established prior to the reverse split. The conversion rate of shares of Series D Preferred Stock, however would increase proportionately in the case of forward splits, and may not be diluted by e reverse split following a forward split.

5.

Liquidation Rights.    Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription subscriptions by a single subscriber for Series D Preferred Stock in excess of $100,000.00, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series D Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of Series D Preferred Stock as set forth herein, the remaining assets of the corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation’s Common Stock.

6.

Voting Rights.  Each share of Series D Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Corporation.

7.

Price.  The initial price of each share of Series D Preferred Stock shall be $5.00. The price of each share of Series D Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

8.

Lock-up Restrictions on Conversion.  Shares of Series D Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

9.

Status of Converted or Redeemed.  In case any shares of Series D Preferred shall be converted, redeemed, or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series D Preferred.”

FOURTH:  The foregoing amendment was duly adopted by the Corporation’s Board of Directors on December 4, 2013 pursuant to a unanimous written consent of the Board of Directors in accordance with Section 607.0821 of the Florida Business Corporation Act, and by unanimous written consent of the Majority Shareholder of the Corporation of even date.

IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of the Corporation, has executed these Articles of Amendment as of December 4, 2013.

CLEARTRONIC, INC.

              /s/ Larry Reid

By: Larry Reid

Its: President and Chief Executive Officer